UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 13, 2014

 Applied Micro Circuits Corporation
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
215 Moffett Park Drive, Sunnyvale, California 94089
(Address of Principal Executive Offices)
(408) 542-8600
(Registrants telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 13, 2014, Applied Micro Circuits Corporation (the “Company”) completed the previously announced sale of its headquarters building and related parcel of land in Sunnyvale, California, to Moffett Park Drive Owner, LLC, a Delaware limited liability company (as assignee of RW9 REIT Acquisition, LLC, the original purchaser entity) for a purchase price of $40.8 million in cash. A copy of the related Agreement of Purchase and Sale and Joint Escrow Instructions was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 22, 2014. Upon completion of the sale, the Company entered into a lease of that portion of the space that it currently occupies at this location, as previously disclosed in the aforementioned Form 8-K; a copy of the lease agreement was filed as Exhibit 10.2 to such Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: March 14, 2014	By:	/s/ L. William Caraccio
L. William Caraccio
Vice President, General Counsel and Secretary